UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 22, 2018

Date of Report (Date of earliest event reported)

GTX Corp

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

N/A
(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03	Material Modification to Rights of Security Holders.

(a)	To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Effective on June 22, 2018, GTX Corp. (“GTX”) amended its Amended and Restated Articles of Incorporation to effect a 1-for-75 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 5:00 p.m. (Nevada time) on June 22, 2018 (the “Reverse Stock Split”).

(b)	As reported below under Item 5.07 of this Current Report on Form 8-K, the Company held a special meeting of its Board of Directors on June 14, 2018, at which meeting the Company’s Board of Directors, by an affirmative vote of the majority of the Company’s outstanding shares of capital stock, approved the amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split at a ratio of one-for-seventy-five shares (1:75), and approved the corresponding final form of the Certificate of Amendment.

(c)	As a result of the Reverse Stock Split, every seventy-five shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be paid in cash in a proportionate amount based on the average closing price of the Common Stock as reported by The Over-The-Counter Markets Alternative Reporting Pink (“OTC Markets”) for the five trading days immediately preceding the date of the Reverse Stock Split. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 847.97 million shares to approximately 11.32 million shares, subject to adjustment for the payment of cash in lieu of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 2.071 billion shares.

(d)	The Common Stock will begin trading on a reverse stock split-adjusted basis on The OTC Markets upon approval by FINRA. The trading symbol for the Common Stock will remain “GTXO.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 362408 205.

(e)	The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Securities Holders.

(a)	On June 14, 2018, the transaction was submitted for shareholder approval, and majority of common shares, as voted through the holders of preferred stock with voting rights, approved the transaction of the proposal set forth below.

(i)	Approval of an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock of a ratio determined by the Board, without reducing the authorized number of shares of the Common Stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

(i)	The following exhibits are filed or furnished as part of this report:

Exhibit
No.	Description

3.1*	Certificate of Amendment of Restated Certificate of Incorporation as filed on June 22, 2018 with the State of Nevada.

*    Filed herewith.

** Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

June 22, 2018	GTX Corp.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Chief Executive Office